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                          EQUITABLE ACCUMULATOR ADVISOR (QP - DEFINED BENEFIT)

                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------

OWNER:      Richard Roe As Trustee for the XYZ Qualified Plan

ANNUITANT:  John Doe                                  Age: 61     Sex: Male

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC 6725

CERTIFICATE NUMBER:     00000

      ENDORSEMENTS ATTACHED: Endorsement Applicable to Defined Benefit
                             Qualified Plan Certificates
                             Endorsement Applicable to Market Value
                             Adjustment Terms
                             Rider to Endorsement Applicable to Market Value Adjustment Terms

      ISSUE DATE:             January 8, 2001

      CONTRACT DATE:          January 8, 2001

ANNUITY COMMENCEMENT DATE:    March 20, 2025

      THE MAXIMUM MATURITY AGE IS AGE 90 -- SEE SECTION 7.03.
      The Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday.

GUARANTEED BENEFITS: Guaranteed Minimum Death Benefit

BENEFICIARY:      Richard Roe As Trustee for the XYZ Qualified Plan

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PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
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INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):     $25,000.00

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

INVESTMENT OPTIONS                         ALLOCATION (SEE SECTION 3.01)
------------------                         -----------------------------
o Alliance Common Stock Fund                     $25,000.00
o Alliance High Yield Fund
o Alliance Money Market Fund
o Alliance Small Cap Growth Fund
o Capital Guardian International Fund
o Capital Guardian Research Fund
o Capital Guardian U.S. Equity Fund
o EQ Equity 500 Index Fund
o EQ International Equity Index Fund
o EQ Small Company Index Fund
o EQ/Aggressive Stock Fund
o EQ/Alliance Premier Growth Fund
o EQ/Alliance Technology Fund
o EQ/Janus Large Cap Growth Fund
o EQ/Putnam Growth & Income Value Fund
o EQ/Putnam International Equity Fund
o EQ/Putnam Investors Growth Fund
o FI Mid Cap Fund
o FI Small/Mid Cap Value Fund
o JP Morgan Core Bond Fund
o Lazard Large Cap Value Fund
o Lazard Small Cap Value Fund
o MFS Emerging Growth Companies Fund
o MFS Growth with Income Fund
o MFS Research Fund
o Morgan Stanley Emerging Markets Equity Fund

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                                             ALLOCATION (SEE SECTION 3.01)
                                             -----------------------------
o     GUARANTEE PERIODS (CLASS I)
      EXPIRATION DATE AND GUARANTEED RATE

      February 15, 2002
      February 15, 2003
      February 15, 2004
      February 15, 2005
      February 15, 2006
      February 15, 2007
      February 15, 2008
      February 15, 2009
      February 15, 2010
      February 15, 2011

                                                ___________________
                                                TOTAL:   $25,000.00

Investment Options shown are Investment Funds of our Separate Account No. 49 and Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.

"TYPES" OF INVESTMENT OPTIONS (SEE SECTION 4.02):  Not applicable

GUARANTEED INTEREST ACCOUNT (SEE SECTION 2.01): Not available under this Certificate.

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean generally any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.04): (See Data pages, Part C; Allocation Restrictions)

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ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Your initial and any subsequent Contributions are allocated according to your instructions.

CONTRIBUTION LIMITS (SEE SECTION 3.02): We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Initial Contribution minimum: $10,000. Subsequent Contributions minimum: $1,000. Subsequent Contributions can be made once per Contract Year at any time up until the Annuitant attains age 76. We may refuse to accept any Contribution if the sum of all Contributions under all accumulation Certificates with the same Annuitant would then total more than $1,500,000. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02): Transfers among the Investment Options may be made at any time during the Contract Year.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal will be taken; Minimum Distribution Withdrawals - Unless you specify otherwise, Minimum Distribution Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds. If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01): Minimum Distribution Withdrawals - May be elected in the year in which you attain age 70 1/2 or at a later date. Minimum Distribution Withdrawals will be made annually.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $300; Minimum Distribution Withdrawals minimum - $250.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01): The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit defined below.

Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit is the sum of Contributions made, less

(a)   any tax charge that applies and
(b)   the sum of all prior withdrawals, if any.

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NORMAL FORM OF ANNUITY (SEE SECTION 7.04): The Normal Form of Annuity is Life Annuity 10 Year Period Certain or Joint and Survivor Life Annuity 10 Year Period Certain for annuitization ages up to age 79. For annuitization ages 80 and older, the following applies:

            Annuitization Age             Length of Period Certain
            -----------------             ------------------------
              80 through 81                        9
              82 through 83                        8
              84 through 86                        7
              87 through 89                        6
              90                                   5

The maximum annuitization age varies by issue age and is shown on Data page 1.

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
      SECTION 7.06):  6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

WITHDRAWAL CHARGES (SEE SECTION 8.01):  None

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.

The above charge will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charge will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
            Current and Maximum           Annual rate of 0.50%
                                          (equivalent to a daily rate of
                                          0.0013698%).

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PART C  -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT
------     APPLICABLE TO MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): If the Annuitant is age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all of the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by
(ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02): Transfers may not be made to a Guarantee Period maturing in the current calendar year. Guarantee Periods to which transfers may be made are limited based on the attained age of the Annuitant (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

SEPARATE ACCOUNT (SEE ITEM 5 OF MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.

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